SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2015

         CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 419-7750

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of CenterState Banks, Inc. (the “Company”) was held on April 30, 2015.  Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations.  This current report on Form 8-K discloses the voting results for all matters voted upon at this Annual Meeting.

The following directors were elected to serve until the annual meeting of shareholders in 2016.  Each nominee was an incumbent director, no other person was nominated, and each nominee was elected.  The number of votes cast was approximately as follows:

	For	Withheld	Broker non votes
James H. Bingham	33,212,107	227,286	5,044,776
G. Robert Blanchard, Jr.	33,345,771	93,622	5,044,776
C. Dennis Carlton	33,384,630	54,763	5,044,776
John C. Corbett	33,328,344	111,049	5,044,776
Griffin A. Greene	33,345,471	93,922	5,044,776
Charles W. McPherson	33,374,909	64,484	5,044,776
G. Tierso Nunez II	33,337,444	101,949	5,044,776
Thomas E. Oakley	31,234,356	2,205,037	5,044,776
Ernest S. Pinner	31,328,221	2,111,172	5,044,776
William K. Pou, Jr.	33,374,909	64,484	5,044,776
Joshua A. Snively	33,343,394	95,999	5,044,776
Michael F. Ciferri	33,374,009	65,384	5,044,776
Daniel R. Richey	33,374,009	65,384	5,044,776

The second resolution was an advisory non binding vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation rules, including the compensation discussion and analysis, compensation tables and narrative discussion.  The number of votes cast was approximately as follows:

For	24,049,678
Against	8,833,591
Abstain	556,124
Broker non votes	5,044,776

The third and final resolution was to ratify the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  The number of votes cast was approximately as follows:

For	38,396,889
Against	79,162
Abstain	8,118

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date:     May 1, 2015

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